Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
stephanie.lowenthal@rfbinder.com
DEALERTRACK HOLDINGS REPORTS THIRD QUARTER 2007
FINANCIAL RESULTS
Lake Success, NY, November 1, 2007 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the three and nine month periods ended September 30, 2007.
GAAP Results for Third Quarter 2007
▪	Revenue for the quarter was $62.9 million, a 36 percent increase from $46.3 million for the third quarter of 2006.
▪	GAAP net income for the quarter was $4.5 million, a 19 percent decrease from $5.6 million for the third quarter of 2006. Income before provision (benefit) for income taxes for the quarter was $7.7 million, a 136% increase from $3.3 million for the third quarter of 2006.
▪	GAAP diluted net income per share for the quarter was $0.11, a 27 percent decrease from $0.15 per share for the third quarter of 2006.
Non-GAAP Results for Third Quarter 2007
▪	EBITDA for the quarter was $17.5 million, an 88 percent increase from $9.3 million for the third quarter of 2006.
▪	Cash net income for the quarter was $11.4 million, a 33 percent increase from $8.6 million for the third quarter of 2006.
▪	Diluted cash net income per share for the quarter was $0.28, a 22 percent increase from $0.23 per share for the third quarter of 2006.
EBITDA is a non-GAAP financial measure that represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation expense (net of taxes), amortization of acquired identifiable intangibles (net of taxes), and for 2006 the reversal of a benefit related to a tax valuation allowance. See “Non-GAAP Financial Measures” below for a further discussion of EBITDA and cash net income, and refer to Attachment 4 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.

“Our strong third quarter performance represents continued execution of our growth strategy and increased awareness of the value of DealerTrack’s products and services to the automotive retail industry,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “Through the continued expansion of our network and the addition of exciting growth opportunities in the dealer management systems and Leads Network ™, we have developed a very compelling offering. Our ability to create efficiencies within the automotive and related industries through on-demand technology and our broad network of relationships is driving value for our customers.”
GAAP Results for Nine Months Ended September 30, 2007
▪	Revenue for the nine months was $173.1 million, a 36 percent increase from $127.6 million for the same period in 2006.
▪	GAAP net income for the nine months was $15.6 million, a 14 percent increase from $13.7 million for the same period in 2006. Income before provision for income taxes for the nine months was $26.9 million, a 60 percent increase from $16.8 million for the same period in 2006.
▪	GAAP diluted net income per share for the nine months was $0.38, a 3 percent increase from $0.37 per share for the same period in 2006.
Non-GAAP Results for Nine Months Ended September 30, 2007
▪	EBITDA for the nine months was $51.0 million, a 52 percent increase from $33.5 million for the same period in 2006.
▪	Cash net income for the nine months was $32.9 million, a 40 percent increase from $23.4 million for the same period in 2006.
▪	Diluted cash net income per share for the nine months was $0.81, a 29 percent increase from $0.63 per share for the same period in 2006.
Business Statistics
There were 22,551 active dealers in the DealerTrack network as of September 30, 2007. The number of active financing sources in the DealerTrack network as of September 30, 2007 reached 427, up 59 percent from a year ago. Transactions processed during the third quarter of 2007 were approximately 23.8 million, a 26 percent increase from the third quarter of 2006. Total subscriptions as of September 30, 2007 were 27,469, which increased 38 percent from a year ago. Approximately 56 percent of active dealers now have one or more of DealerTrack’s subscription products.
Other Activity
On September 18, 2007, DealerTrack announced the introduction of the DealerTrack Leads Network ™. The solution enables dealers to take greater control of the leads purchasing process by only buying leads they need at a market price.
“We believe the new DealerTrack Leads Network could revolutionize the automobile leads business by giving dealers greater control and reducing the time and money spent on undesirable leads,” said Mark O’Neil.

On October 16, 2007, DealerTrack and Asbury Automotive Group announced that Asbury has selected DealerTrack as its dealer management system solution and technology partner for all of its 93 retail automotive stores.
“We are excited that Asbury chose DealerTrack’s Arkona system not only for the strength of our platforms, but also because our companies share a longer- term vision for automotive retailing - that technology can enhance the entire process for the benefit of both dealers and consumers,” said Mark O’Neil.
On October 24, 2007, DealerTrack completed its public offering of 5,175,000 shares (including 675,000 shares sold upon the exercise of the underwriters over-allotment option) of its common stock at a public offering price of $46.40 per share. In the offering, 2,300,000 shares were sold by DealerTrack and 2,875,000 shares were sold by First Advantage Corporation’s affiliate, Credit Management Solutions, Inc., the selling stockholder. DealerTrack did not receive any proceeds from the sale of its common stock by Credit Management Solutions, Inc. DealerTrack received net proceeds of approximately $102 million from the offering.
Based on the 2,300,000 new shares issued in the offering, DealerTrack is revising its estimate of weighted average diluted shares outstanding for 2007 from 40.9 million to 41.4 million. All other aspects of DealerTrack’s full year 2007 guidance remain unchanged from our press release on October 16, 2007.
DealerTrack will host a conference call to discuss its third quarter 2007 results and other matters on November 1, 2007 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. Live audio of the call will be accessible to the public by calling 888-264-8892 (domestic) or 913-312-6666 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay of the webcast will be available on the Investor Relations section of the DealerTrack website until November 16, 2007.
Non-GAAP Financial Measures
In this release, DealerTrack’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents GAAP net income excluding non-cash stock-based compensation expense (net of taxes), amortization of acquired intangibles (net of taxes), and for 2006 the reversal of a benefit related to a tax valuation allowance. EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes that the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and a reconciliation of cash net income to GAAP net income, in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive and related industries. The company’s solutions enable dealers to receive consumer leads, submit credit applications and receive responses, compare financing and leasing options, sell insurance, accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the company provides dealer management systems (DMS) through its Arkona, Inc. subsidiary. Over 22,000 dealers, including more than 90% of all franchised dealers; over 425 financing sources; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2007 performance, the development, expansion and benefits of DealerTrack’s network, products and services, including the DealerTrack Leads Network ™ , DealerTrack’s growth expectations, the use of the net proceeds received by DealerTrack in the October 2007 offering of its common stock, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its 2006 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Net revenue(1)	$62,871	$46,264

Cost of revenue	27,678	19,128
Product development	2,761	2,218
Selling, general and administrative	25,598	22,515

Total operating costs and expenses	56,037	43,861

Income from operations	6,834	2,403

Interest income, net	895	869

Income before (provision) benefit for income taxes	7,729	3,272
(Provision) benefit for income taxes	(3,217)	2,294

Net income	$4,512	$5,566

Basic net income per share	$0.12	$0.16
Diluted net income per share	$0.11	$0.15
Weighted average shares outstanding	39,058,863	35,547,699
Weighted average shares outstanding assuming dilution	40,840,688	36,989,642

(1) Related party revenue	$643	$12,500
EBITDA (Non-GAAP) (a)	$17,534	$9,322
EBITDA margin (Non-GAAP) (b)	28%	20%
Cash net income (Non-GAAP) (a)	$11,408	$8,597
Diluted cash net income per share (Non-GAAP)	$0.28	$0.23

(a)	See Reconciliation Data in Attachment 4.

(b)	Represents EBITDA as a percentage of net revenue.

Attachment (1) Actual Results: Nine-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Net revenue(1)	$173,103	$127,613

Cost of revenue	73,136	51,536
Product development	7,422	6,781
Selling, general and administrative	69,159	54,957

Total operating costs and expenses	149,717	113,274

Income from operations	23,386	14,339

Interest income, net	3,511	2,475

Income before provision for income taxes	26,897	16,814
Provision for income taxes (a)	(11,276)	(3,157)

Net income	$15,621	$13,657

Basic net income per share	$0.40	$0.39
Diluted net income per share	$0.38	$0.37
Weighted average shares outstanding	38,810,710	35,408,425
Weighted average shares outstanding assuming dilution	40,579,093	36,878,982

(1) Related party revenue	$1,885	$32,819
EBITDA (Non-GAAP) (b)	$51,030	$33,496
EBITDA margin (Non-GAAP) (c)	29%	26%
Cash net income (Non-GAAP) (b)	$32,887	$23,418
Diluted cash net income per share (Non-GAAP)	$0.81	$0.63

(a)	Included in the provision for income taxes for the nine months ended September 30, 2006 is $206,000 of tax expense for our Canadian subsidiary that relates to prior periods.

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of net revenue.

Attachment (2)
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and short-term investments	$97,621	$171,195
Accounts receivable, net	32,907	19,958
Prepaid expenses and other current assets	9,509	7,177

Total current assets	140,037	198,330

Property and equipment, net	10,366	6,157
Software and web site development costs, net	10,216	10,048
Intangible assets, net	77,422	37,918
Goodwill	115,705	52,499
Deferred taxes and other long-term assets	21,051	16,561

Total assets	$374,797	$321,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,381	$23,907
Deferred revenue	3,780	3,166
Due to acquirees and other current liabilities	2,123	2,440

Total current liabilities	33,284	29,513

Long-term liabilities	14,603	7,663

Total liabilities	47,887	37,176

Total stockholders’ equity	326,910	284,337

Total liabilities and stockholders’ equity	$374,797	$321,513

Attachment (3)
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Net cash provided by operating activities	$33,143	$27,786
Net cash used in investing activities (a)	$(46,766)	$(103,601)
Net cash provided by financing activities	$10,498	$2,444

(a)	For the nine months ended September 30, 2007, net cash used in investing activities includes $71.4 million in net sales of auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the nine months ended September 30, 2006, net cash used in investing activities included $60.8 million in net purchases of auction rate securities that were invested in tax-exempt and tax-advantaged securities.

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
GAAP net income	$4,512	$5,566

Interest income	(991)	(934)

Interest expense	96	65

Provision (benefit) for income taxes	3,217	(2,294)

Depreciation and amortization	2,686	2,404

Amortization of acquired identifiable intangibles	8,014	4,515

EBITDA (Non-GAAP)	$17,534	$9,322

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
GAAP net income	$4,512	$5,566

Non-cash stock-based compensation charges, net of taxes	2,119	3,981

Amortization of acquired identifiable intangibles, net of taxes	4,777	2,754

Benefit related to reversal of tax valuation allowance	—	(3,704)

Cash net income (Non-GAAP)	$11,408	$8,597

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
GAAP net income	$15,621	$13,657

Interest income	(3,742)	(2,681)

Interest expense	231	206

Provision for income taxes	11,276	3,157

Depreciation and amortization	7,391	6,230

Amortization of acquired identifiable intangibles	20,253	12,927

EBITDA (Non-GAAP)	$51,030	$33,496

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
GAAP net income	$15,621	$13,657

Non-cash stock-based compensation charges, net of taxes	4,961	5,580

Amortization of acquired identifiable intangibles, net of taxes	12,305	7,885

Benefit related to reversal of tax valuation allowance	—	(3,704)

Cash net income (Non-GAAP)	$32,887	$23,418

Attachment (5) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Active dealers (a)	22,551	22,630	22,642	22,147	22,276

Active financing sources (b)	427	380	344	305	268

Transactions processed (c) (d) (in thousands)	23,810	23,498	22,725	19,521	18,837

Product subscriptions (e)	27,469	25,621	23,267	21,613	19,952

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	A new agreement executed during the fourth quarter of 2006 resulted in a different method of measurement regarding transaction volumes and fees from a particular credit bureau provider. This agreement contributed to an additional 2.9 million revenue-generating transactions processed through the network for the three months ended September 30, 2007. When calculated under the prior agreement, the impact of the transaction volumes and associated fees from this provider would have resulted in an average transaction price of $1.68 for the fourth quarter of 2006, $1.72 for the first quarter of 2007, and $1.87 for the second and third quarters.

(e)	Represents revenue-generating subscriptions in the DealerTrack network at the end of a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Transaction revenue (in thousands)	$39,096	$38,596	$34,290	$29,077	$30,837

Subscription revenue (in thousands)	$20,378	$17,444	$15,769	$14,852	$13,878

Other revenue (in thousands)	$3,397	$2,467	$1,666	$1,730	$1,549

Average transaction price (a) (b)	$1.64	$1.64	$1.51	$1.49	$1.64

Average subscription price (c)	$256	$238	$234	$238	$243

(a)	Calculation includes revenue from ALG transactions that were not processed within the DealerTrack, DealerTrack Digital Services or DealerTrack Canada networks.

(b)	A new agreement executed during the fourth quarter of 2006 resulted in a different method of measurement regarding transaction volumes and fees from a particular credit bureau provider. This agreement contributed to an additional 2.9 million revenue-generating transactions processed through the network for the three months ended September 30, 2007. When calculated under the prior agreement, the impact of the transaction volumes and associated fees from this provider would have resulted in an average transaction price of $1.68 for the fourth quarter of 2006, $1.72 for the first quarter of 2007, and $1.87 for the second and third quarters.

(c)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network.